Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2024 Financial Results
Dallas, Texas. (September 4, 2024) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2024.
For the three months ended July 31, 2024, revenue, gross profit, and net income attributable to Copart, Inc. were $1.1 billion, $454 million, and $323 million, respectively. These represent an increase in revenue of $71.4 million, or 7.2%; a decrease in gross profit of $(4.0) million, or (0.9)%; and a decrease in net income attributable to Copart, Inc. of $(25.2) million, or (7.3)%, respectively, from the same period last year. Fully diluted earnings per share for the three months ended July 31, 2024 was $0.33 compared to $0.36 last year, a decrease of (8.3)%.
For the year ended July 31, 2024, revenue, gross profit, and net income attributable to Copart, Inc. were $4.2 billion, $1.9 billion, and $1.4 billion, respectively. These represent an increase in revenue of $367.3 million, or 9.5%; an increase in gross profit of $170.3 million, or 9.8%; and an increase in net income attributable to Copart, Inc. of $125.3 million, or 10.1%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2024 was $1.40 compared to $1.28 last year, an increase of 9.4%.
On Wednesday, September 4, 2024, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart, will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at www.copart.com/investorrelations. A replay of the call will be available through November 2024 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers remarketing services to process and sell vehicles to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2024	2023	% Change	2024	2023	% Change
Service revenues and vehicle sales:
Service revenues	$893,091	$834,242	7.1%	3,561,002	$3,198,128	11.3%
Vehicle sales	175,908	163,349	7.7%	675,821	671,390	0.7%
Total service revenues and vehicle sales	1,068,999	997,591	7.2%	4,236,823	3,869,518	9.5%
Operating expenses:
Yard operations	407,044	348,332	16.9%	1,532,484	1,369,006	11.9%
Cost of vehicle sales	161,891	149,216	8.5%	619,487	614,498	0.8%
Yard depreciation and amortization	44,539	40,577	9.8%	170,650	142,097	20.1%
Yard stock-based compensation	1,949	1,888	3.2%	6,950	6,926	0.3%
Gross profit	453,576	457,578	(0.9)%	1,907,252	1,736,991	9.8%
General and administrative	81,377	55,522	46.6%	287,834	200,294	43.7%
General and administrative depreciation and amortization	6,064	4,058	49.4%	19,111	17,381	10.0%
General and administrative stock-based compensation	6,591	7,381	(10.7)%	28,284	32,747	(13.6)%
Total operating expenses	709,455	606,974	16.9%	2,664,800	2,382,949	11.8%
Operating income	359,544	390,617	(8.0)%	1,572,023	1,486,569	5.7%
Other income (expense):
Interest income (expense), net	43,494	29,148	49.2%	145,673	65,928	121.0%
Other income (expense), net	5,389	3,927	37.2%	(3,095)	1,831	(269.0)%
Total other income	48,883	33,075	47.8%	142,578	67,759	110.4%
Income before income taxes	408,427	423,692	(3.6)%	1,714,601	1,554,328	10.3%
Income tax expense	86,249	75,907	13.6%	352,254	316,587	11.3%
Net income	322,178	347,785	(7.4)%	1,362,347	1,237,741	10.1%
Less: Net loss attributable to noncontrolling interest	(389)	—	100%	(673)	—	100.0%
Net income attributable to Copart, Inc.	$322,567	$347,785	(7.3)%	$1,363,020	$1,237,741	10.1%

Basic net income per common share	$0.34	$0.36	(5.6)%	$1.42	$1.30	9.2%
Weighted average common shares outstanding	962,515	955,773	0.7%	960,739	953,574	0.8%

Diluted net income per common share	$0.33	$0.36	(8.3)%	$1.40	$1.28	9.4%
Diluted weighted average common shares outstanding	976,500	970,255	0.6%	974,798	966,647	0.8%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2024	July 31, 2023
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,514,111	$957,395
Investment in held to maturity securities	1,908,047	1,406,589
Accounts receivable, net	785,877	702,038
Vehicle pooling costs	132,638	123,725
Inventories	43,639	39,973
Income taxes receivable	—	6,574
Prepaid expenses and other assets	33,872	26,310
Total current assets	4,418,184	3,262,604
Property and equipment, net	3,175,838	2,844,339
Operating lease right-of-use assets	116,301	108,139
Intangibles, net	74,088	62,702
Goodwill	513,909	394,289
Other assets	129,444	65,806
Total assets	$8,427,764	$6,737,879

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	518,148	$440,810
Deferred revenue	28,121	26,117
Income taxes payable	60,994	4,374
Current portion of operating and finance lease liabilities	21,304	21,468
Total current liabilities	628,567	492,769
Deferred income taxes	93,653	89,492
Income taxes payable	59,560	69,193
Operating and finance lease liabilities, net of current portion	97,429	88,082
Long-term debt and other liabilities, net of discount	—	10,903
Total liabilities	879,209	750,439
Commitments and contingencies
Redeemable non-controlling interest	24,544	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	96	96
Additional paid-in capital	1,120,985	938,910
Accumulated other comprehensive loss	(142,972)	(141,006)
Retained earnings	6,545,902	5,189,440
Total stockholders’ equity	7,524,011	5,987,440
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$8,427,764	$6,737,879

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2024	2023
Cash flows from operating activities:
Net Income	$1,362,347	$1,237,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	190,256	159,684
Allowance for credit losses	3,914	1,946
Gain on extinguishment of liabilities	(4,058)	—
Equity in losses of unconsolidated affiliates	2,241	5,347
Stock-based compensation	35,234	39,673
Gain on sale of property and equipment	(2,386)	(1,846)
Deferred income taxes	(847)	9,946
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(145,385)	(123,207)
Vehicle pooling costs	(9,542)	(10,989)
Inventories	(3,698)	26,549
Prepaid expenses and other current and non-current assets	(71,067)	(59,949)
Operating lease right-of-use assets and lease liabilities	1,064	350
Accounts payable and accrued liabilities	59,528	18,010
Deferred revenue	1,867	5,896
Income taxes receivable	6,561	33,193
Income taxes payable	46,535	21,866
Net cash provided by operating activities	1,472,564	1,364,210

Cash flows from investing activities:
Purchases of property and equipment	(510,990)	(516,636)
Cash acquired in connection with acquisition	17,662	—
Proceeds from sale of property and equipment	4,166	33,919
Investment in held to maturity securities	(4,087,162)	(1,406,588)
Proceeds from the sale of held to maturity securities	3,645,000	—
Acquisition of investment in unconsolidated affiliates	(8,755)	(2,744)
Net cash used in investing activities	(940,079)	(1,892,049)

Cash flows from financing activities:
Proceeds from the exercise of stock options	24,260	49,679
Proceeds from the issuance of Employee Stock Purchase Plan shares	12,406	11,098
Payments for employee stock-based tax withholdings	(6,558)	(4,709)
Issuance of principal on revolver facility	—	44,494
Principal payments on revolver facility	(10,821)	(33,924)
Payments of finance lease obligations	(14)	(23)
Net cash provided by financing activities	19,273	66,615
Effect of foreign currency translation	4,958	34,383
Net increase (decrease) in cash, cash equivalents, and restricted cash	556,716	(426,841)
Cash, cash equivalents, and restricted cash at beginning of period	957,395	1,384,236
Cash, cash equivalents, and restricted cash at end of period	$1,514,111	$957,395
Supplemental disclosure of cash flow information:
Interest paid	$3,127	$2,614
Income taxes paid, net of refunds	$285,891	$257,514

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000